UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2019

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Additional Senior Secured Notes due 2023

On June 21, 2019, LSB Industries, Inc. (the “Company”) completed its previously announced issuance and sale of $35 million aggregate principal amount of its 9.625% Senior Secured Notes due 2023 (the “New Notes”). The New Notes constitute a further issuance of the 9.625% Senior Secured Notes due 2023, of which $400 million aggregate principal amount was issued on April 25, 2018 (such previously issued notes together with the New Notes, the “Notes”). The New Notes were issued pursuant to an indenture, dated as of April 25, 2018 (the “Indenture”), by and among the Company, the subsidiary guarantors named therein, and Wilmington Trust, National Association, a national banking association, as trustee and collateral agent (the “Notes Trustee”). The New Notes were issued at a price equal to 102.125% of their face value, plus accrued interest from May 1, 2019 to June 21, 2019, in a transaction exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”) and will be resold to eligible purchasers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will mature on May 1, 2023 and rank senior in right of payment to all of the Company’s debt that is expressly subordinated in right of payment to the Notes, and will rank pari passu in right of payment with all of the Company’s liabilities that are not so subordinated, including the Company’s revolving credit facility. The Company’s obligations under the Notes are jointly and severally guaranteed by the subsidiary guarantors named in the Indenture on a senior secured basis.

Interest on the Notes accrues at a rate of 9.625% per annum and is payable semi-annually in arrears on May 1 and November 1 of each year to the holders of record on the immediately preceding April 15 and October 15. Interest on the New Notes accrues from May 1, 2019.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs and is continuing, the Notes Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.

The foregoing description of the Indenture is not intended to be complete and is qualified in its entirety by reference to the complete text of the Indenture (including the forms of the Notes and the form of Guarantee Agreement included therein), which is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 25, 2018, among LSB Industries, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 25, 2018).

4.2	Form of 9.625% Senior Secured Notes due 2023 (included in Exhibit 4.1).

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of April 25, 2018, among LSB Industries, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 25, 2018).

4.2	Form of 9.625% Senior Secured Notes due 2023 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2019

LSB INDUSTRIES, INC.

By:	/s/ Cheryl A. Maguire
Name:	Cheryl A. Maguire
Title:	Senior Vice President and Chief Financial Officer

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